Pulse Biosciences, Inc. Announces Preliminary Results for its Rights Offering

HAYWARD, Calif. [Business Wire] – June 3, 2022 –  Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, announced today preliminary results of its rights offering, which expired at 5:00 p.m., Eastern Time, on May 26, 2022 (the “Expiration Date”).

In accordance with the pricing structure described in the prospectus supplement relating to the rights offering, the final subscription price for the units offered (the “Units”) is $2.05 per Unit, the Alternate Price, defined as the volume weighted average price of Pulse Biosciences common stock for the five trading day period through and including May 23, 2022. Each Unit consisted of one share of the Company’s common stock, par value $0.001 per share, and one warrant to purchase one share of common stock. Each warrant will be exercisable for one share of the Company’s common stock at an exercise price equal to $2.05, the subscription price for the Units. Warrants are exercisable immediately and expire on the fifth anniversary of the closing of the rights offering.

Based on a preliminary tabulation by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”), as of the Expiration Date, the Company received basic subscriptions and over-subscriptions in excess of the $15 million limit in the rights offering. Available Units will therefore be allocated proportionately among those rights holders who exercised their over-subscription right based on the number of Units each rights holder subscribed for under its basic subscription rights, in accordance with the procedures described in the prospectus supplement relating to the rights offering, and the remaining oversubscription amounts will be returned by the Subscription Agent to the investors. The common stock and warrants comprising the Units will separate upon the closing of the rights offering and will be issued individually. The Company expects the Subscription Agent to distribute such shares and warrants, as well as the sale proceeds, as soon as practical upon the closing of the rights offering.

The Company expects to receive aggregate gross proceeds from the rights offering of $15 million, excluding additional proceeds of up to $15 million from the exercise of warrants issued in the rights offering (if any such exercises occur). The results of the rights offering are preliminary and subject to change pending finalization of subscription procedures by the Subscription Agent.

The rights offering was made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on August 21, 2020, the prospectus supplement dated May 4, 2022, and the prospectus supplement dated May 19, 2022, on file with the SEC containing the detailed terms of the rights offering. Subscription rights that were not exercised by 5:00 p.m., Eastern Time, on May 26, 2022, have expired.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations concerning customer adoption and future use of the CellFX System to address a range of dermatologic conditions, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve the quality of life for patients, and Pulse Biosciences’ expectations, whether stated or implied, regarding its rights offering, financing plans and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0718

888.789.8409

shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or

press@pulsebiosciences.com